Exhibit 10.1

Summary of 2005 Base Salaries and
April 8, 2005 Stock Option Grants
For Executive Officers
of Bakers Footwear Group, Inc.

The following table sets forth the base salaries as of April 8, 2005 for each of the Company’s executive officers and the number of options granted to each executive officer as of April 8, 2005.:

		Shares of Common Stock
Name and Principal Position (1)	Base Salary	Underlying Options(2)

Peter A. Edison	$316,000	25,000
Chairman of the Board and
Chief Executive Officer

Michele A. Bergerac	$316,000	20,000
President and Director

Stanley K. Tusman	$245,000	20,000
Executive Vice President —
Inventory and Information
Management

Mark D. Ianni	$222,500	10,000
Executive Vice President —
General Merchandise Manager

Joseph R. Vander Pluym	$217,500	10,000
Executive Vice President —
Stores

Lawrence L. Spanley, Jr.	$181,000	10,000
Executive Vice President —
Chief Financial Officer
Treasurer and Secretary

(1) Each of the executive officers is a party to a written employment agreement with the Company and may be a party to other compensation arrangements with the Company that have been filed as exhibits to the Company’s Annual Report on Form 10-K or in other filings with the Securities and Exchange Commission. Bonuses under the Bakers Footwear Group, Inc. Cash Bonus Plan are determined by the Company’s Compensation Committee. The Company’s executive officers are also eligible to participate in the Bakers Footwear Group, Inc. 2003 Stock Option Plan, receive matching employer contributions to the Company’s 401(k) plan, participate in other employee benefit plans and receive other forms of compensation. The Company also pays premiums on a life insurance policy solely for the benefit of Mr. Tusman.

(2) Each of the options was issued pursuant to the Bakers Footwear Group, Inc. 2003 Stock Bonus Plan with the following terms. Each of the options vests in five equal annual installments beginning April 8,2006. All such options expire ten years from the date of grant. Each of the options has an exercise price of $11.34 per share.